Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports Fourth Quarter and 2013
Financial Results

BEDFORD, MASS. – February 11, 2014 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of biometrics software and services, today reported financial results for its fourth quarter and year ended December 31, 2013.

The Company completed the previously announced shutdown of its DSL service assurance software business in the fourth quarter and reported results from that business in discontinued operations effective this quarter.

Revenue from continuing operations for the fourth quarter of 2013 was $5.6 million, an increase of 16%, which compares to $4.9 million in the same quarter last year. Income from continuing operations for the current quarter was $0.5 million compared to $6.0 million for the same period a year ago.  Income from continuing operations in the fourth quarter of 2012 included $1.1 million from a patent arrangement and an income tax benefit of $3.0 million.

Income from discontinued operations, net of income taxes was $1.1 million in the fourth quarter of 2013 compared to a loss of $39,000 in the year ago period. The income from discontinued operations in the current quarter included $2.0 million of income from a customer termination agreement.

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432
Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com

Aware, Inc. Reports Fourth Quarter and 2013 Financial Results	Page 2

Net income for the fourth quarter of 2013 was $1.6 million, or $0.07 per diluted share, which compares to net income of $6.0 million, or $0.27 per diluted share, for the same period a year ago.

For the year ended December 31, 2013, revenue from continuing operations was $19.4 million, an increase of 12%, which compares to $17.3 million in 2012.  Income from continuing operations in 2013 was $3.8 million compared to $72.4 million in 2012. Income from continuing operations in 2012 included an $86.4 million gain on the sale of patents.

Loss from discontinued operations, net of income taxes was $1.2 million for the year ended December 31, 2013 compared to a loss of $76,000 in 2012. The loss from discontinued operations in 2013 included $2.9 million of exit costs associated with the shutdown of the DSL service assurance software business, which was partially offset by $2.0 million of income from a customer termination agreement.

Net income for the year ended December 31, 2013 was $2.6 million, or $0.11 per diluted share, which compares to net income of $72.3 million, or $3.28 per diluted share, in 2012.

Rick Moberg, Aware’s co-chief executive officer and chief financial officer, said, “With the completion of the shutdown of our DSL service assurance business in the fourth quarter of 2013, we have become essentially a biometrics software and services company.  I am pleased to report that this business turned in another solid performance in 2013.  While it is difficult for us to forecast future financial performance, we are optimistic about our prospects for 2014. Our optimism is founded in revenue backlog as of December 31, 2013, the expected launch of new products, and new biometrics project opportunities.”

About Aware
Aware is a leading provider of biometrics software products and development services to governments, system integrators, and solution providers globally. Our products include SDKs, software components, workstation applications, and a modular, centralized, service-oriented platform. They fulfill a broad range of functions critical to biometric authentication and search, including face, fingerprint, and iris autocapture, image quality assurance, data compliance, capture hardware peripheral abstraction, centralized data processing and workflow, subsystem connectivity, and biometric matching algorithms. The products are used to enable identity-centric security solutions with biometrics for applications including border management, credentialing and access control, intelligence and defense, and law enforcement. Aware is a publicly held company (Nasdaq: AWRE) based in Bedford, Massachusetts.

See Aware’s website for more information about our biometrics software products.

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings, and the growth of the biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements.

Aware, Inc. Reports Fourth Quarter and 2013 Financial Results	Page 3

Risk factors related to our business include, but are not limited to: i) our operating results may fluctuate significantly and are difficult to predict; ii) we derive a significant portion of our revenue from government customers, and our business may be adversely affected by changes in the contracting or fiscal policies of those governmental entities; iii) we derive a significant portion of our revenue from third party channel partners; iv) we face intense competition from other biometrics solution providers; v) our business is subject to rapid technological change; vi) our software products may have errors, defects or bugs which could harm our business; vii) our business may be adversely affected by our use of open source software; viii) our intellectual property is subject to limited protection; ix) we may be sued by third parties for alleged infringement of their proprietary rights; x) we must attract and retain key personnel; xi) we rely on single sources of supply for certain components used in our hardware products; xii) our business may be affected by government regulations and adverse economic conditions; and xiii) we may make acquisitions that could adversely affect our results.

We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2012 and other reports and filings made with the Securities and Exchange Commission.

Aware is a trademark or registered trademark of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Fourth Quarter and 2013 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Revenue:
Software licenses	$1,382	$2,709	$8,241	$9,525
Software maintenance	952	830	3,866	3,038
Services	1,068	748	3,148	2,571
Hardware sales	2,053	-	3,182	-
Royalties	182	571	920	2,170
Total revenue	5,637	4,858	19,357	17,304

Costs and expenses:
Cost of hardware sales	1,551	-	2,365	-
Cost of services	468	431	1,503	1,542
Research and development	1,043	803	4,085	3,489
Selling and marketing	879	913	3,344	3,370
General and administrative	942	945	3,522	3,860
Total costs and expenses	4,883	3,092	14,819	12,261

Operating income before patent related income	754	1,766	4,538	5,043
Gain on sale of patent assets	-	-	-	86,394
Income from patent arrangement	-	1,121	780	1,121
Operating income after patent related income	754	2,887	5,318	92,558
Other income	(3)	-	23	85
Interest income	88	90	328	227
Income from continuing operations before income taxes	839	2,977	5,669	92,870
Provision for (benefit from) income taxes	314	(3,028)	1,917	20,487
Income from continuing operations	525	6,005	3,752	72,383
Income (loss) from discontinued operations, net of income taxes	1,060	(39)	(1,156)	(76)

Net income	$1,585	$5,966	$2,596	$72,307

Basic net income per share:
Basic net income per share from continuing operations	$0.02	$0.27	$0.17	$3.32
Basic net income (loss) per share from discontinued operations	0.05	(0.00)	(0.05)	(0.00)
Basic net income per share	$0.07	$0.27	$0.12	$3.32

Diluted net income per share:
Diluted net income per share from continuing operations	$0.02	$0.27	$0.16	$3.28
Diluted net income (loss) per share from discontinued operations	0.05	(0.00)	(0.05)	(0.00)
Diluted net income per share	$0.07	$0.27	$0.11	$3.28

Weighted-average shares – basic	22,572	22,422	22,543	21,814
Weighted-average shares - diluted	22,693	22,539	22,641	22,071

Aware, Inc. Reports Fourth Quarter and 2013 Financial Results	Page 5

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2013	December 31, 2012
ASSETS
Cash and investments	$75,414	$73,084
Accounts receivable, net	4,582	4,578
Inventories	1,601	-
Property and equipment, net	5,582	5,904
Deferred tax assets	1,145	1,760
Other assets, net	1,005	528

Total assets	$89,329	$85,854

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$4,161	$3,639
Long-term deferred revenue	18	319
Total stockholders’ equity	85,150	81,896

Total liabilities and stockholders’ equity	$89,329	$85,854

###

Aware, Inc. • 40 Middlesex Turnpike • Bedford, MA USA 01730-1432
Tel: (781) 276-4000 • Fax: (781) 276-4001 • E-mail: IR@aware.com